Exhibit 99.1

NEWS RELEASE

LivaNova PLC Names Chief Operating Officer

London, August 1, 2016 – LivaNova PLC (NASDAQ:LIVN; LSE: LIVN) ("LivaNova" or the "Company"), a market-leading medical technology and innovation company, following its announcement of a refined business implementation model and related organizational structure today announced the appointment of Damien McDonald as its new Chief Operating Officer (COO).  Damien McDonald brings nearly 30 years of health care experience to LivaNova through executive leadership roles with Danaher Corporation, Zimmer Holdings and Johnson & Johnson.  Joining LivaNova effective October 3, 2016, McDonald will report to CEO André-Michel Ballester as a member of the corporation's executive team and will be domiciled in London.

"We recently announced a new organizational model to ensure that we have the right resources and structure to implement our strategic priorities," said André-Michel Ballester, Chief Executive Officer.  "Today I am pleased to announce a critical addition to LivaNova's leadership team with the naming of Damien McDonald as our new Chief Operating Officer. Damien brings a breadth of healthcare P&L leadership credentials to LivaNova and a track record of profitable growth achieved through execution of commercialization strategies across the globe."

McDonald joins LivaNova from Danaher Corporation where he was Group Executive and Corporate Vice President.  He was Group President of Kerr Corporation, leading an approximately $1.5 billion dental consumables entity.  Prior to that he led Zimmer's spine division where he helped acquire and successfully integrate substantial acquisitions.  Earlier in his career, he worked with a number of J&J's Medical Device Franchises, including Ethicon, where he led marketing of the $2.5 billion medical device unit.

"I am confident that Damien's experience, knowledge and understanding of health care portfolios along with his track record of executing successful and profitable growth through an uncompromising focus on commercial leadership and quality will propel LivaNova's growth," added Ballester.

"I am enormously excited about the growth potential of LivaNova's portfolio of medical technology businesses," said Damien McDonald.  "I look forward to working with André-Michel and his talented leadership team to capitalize on the numerous opportunities across the globe and to help accelerate the long-term strategic goals the company has outlined."

McDonald will be charged with driving innovative products and global expansion across the organization.  His direct reports will include:

•	regional leaders in the United States, Europe and Rest of World responsible for sales and marketing for all company products in their respective regions,
•	product franchise leaders in Neuromodulation, Cardiac Surgery and Cardiac Rhythm Management responsible for product R&D and alignment of product marketing activities on a global basis,
•	global market access teams responsible for coordinating public and private reimbursement on a global basis,
•	global operations responsible for global manufacturing operations, including supply chain and purchasing, and
•	global customer service responsible for product order processing and fulfillment.

The transition to our new realigned organization is expected to be completed by the end of 2016.

About LivaNova
LivaNova PLC is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation.  LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems.  The Company employs approximately 4,600 employees worldwide and is headquartered in London, U.K.  With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Surgery, Cardiac Rhythm Management, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.), respectively.
LivaNova is listed on NASDAQ and is admitted to the standard listing segment of the Official List of the UK's Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol "LIVN".
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended.  Forward-looking statements are not historical facts but are based on certain assumptions of management and describe our future plans, strategies and expectations.  Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," "could," "seek," "guidance," "predict," "potential," "likely," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain.  As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements.  Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, the factors described in the "Risk Factors" section of LivaNova's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with, and/or announced or published pursuant to the rules of, the United States Securities and Exchange Commission and/or the United Kingdom Financial Conduct Authority by LivaNova, together with the risk that our internal leadership and organizational realignment will not lead to intended improvements, efficiency or results.  This list of factors is not exhaustive.  LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof.

All information in this press release is as of the date of its release.  LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.  If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.
For more information, please visit www.livanova.com, or contact:
Investor Relations and Media
Karen King
Vice President, Investor Relations & Corporate Communications
Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: corporate.communications@livanova.com

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